Exhibit 10.1

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (this “Agreement”) is made and entered into as of September 17, 2025 (the “Effective Date”), by and between:

Crisp Momentum Inc., a Delaware corporation, having its principal place of business at 250 Park Avenue, 7th Floor, New York, NY 10177, United States (“Lender”);

Banji Step K.K., a Japanese company, having its registered office at 3F CB Tower Makuhari Technogarden, 1-3 Nakase, Mihama-ku, Chiba-shi, Chiba, 261-0023 Japan (“Borrower”); and

Motoko Yorozu, a Japanese citizen, having her residence at [ ] (“Guarantor”).

RECITALS

WHEREAS, Guarantor is the sole shareholder of Borrower, owning 100% of the issued and outstanding shares of Borrower;

WHEREAS, Borrower intends to use the proceeds of the Loan to acquire and consolidate the subsidiaries and material assets set forth in Annex A and Annex B hereto (the “Target Assets”);

WHEREAS, Lender desires to acquire 100% of the issued and outstanding shares of Borrower from Guarantor;

WHEREAS, Lender is willing to provide loan financing to Borrower in the principal amount of USD $2,900,000;

WHEREAS, Borrower desires to receive such financing from Lender;

WHEREAS, Guarantor is willing to guarantee Borrower’s obligations under the loan and pledge her 100% shareholding in Borrower as security;

WHEREAS, the parties wish to structure this transaction so that the loan will convert into 100% ownership of Borrower by Lender upon satisfaction of certain conditions precedent; and

WHEREAS, if such conditions precedent are not satisfied, the financing shall remain as a loan obligation of Borrower to Lender, guaranteed by Guarantor.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Banji Step Group” means, following completion of the Target Asset acquisitions, Borrower and its acquired Subsidiaries, collectively.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Conditions Precedent” has the meaning set forth in Section 4.

“Conversion” means the conversion of the Loan into 100% ownership of Borrower by Lender pursuant to Section 5.

“Conversion Date” means the date on which all Conditions Precedent have been satisfied or waived by Lender.

“Escrow Agent” means Balex AG, a Swiss law firm located at Gerbergasse 48, 4001 Basel, Switzerland, or such other escrow agent as the parties may mutually agree in writing.

“Escrow Account” means the escrow account established with Escrow Agent pursuant to Section 3.

“Funding Date” means the date on which the Principal Amount is released from the Escrow Account to Borrower.

“Loan” has the meaning set forth in Section 2.1.

“Material Assets” means the target assets that Borrower intends to acquire using Loan proceeds, as set forth in Annex A attached hereto.

“Maturity Date” means the date that is twelve (12) months from the Funding Date, subject to extension as provided herein.

“Principal Amount” means USD $2,900,000.

“Subsidiaries” means (i) any subsidiary companies currently owned by Borrower, and (ii) the target subsidiary companies that Borrower intends to acquire using Loan proceeds, as set forth in Annex B attached hereto.

“Target Assets” means the subsidiaries and material assets set forth in Annex A and Annex B that Borrower intends to acquire using the proceeds of the Loan.

“Target Group” means the Target Assets and target subsidiaries that Borrower intends to acquire and consolidate using the Loan proceeds.

2.	THE LOAN

	2.1	Subject to the terms and conditions of this Agreement, Lender agrees to provide to Borrower a loan in the Principal Amount (the “Loan”).

	2.2	On or about September 12, 2025, Lender shall deposit the Principal Amount into the Escrow Account established with Escrow Agent.

	2.3	The Escrow Agent shall hold the Principal Amount in escrow pending receipt of written instructions from both Lender and Borrower directing release of such funds to Borrower.

	2.4	Upon receipt of joint written instructions from both Lender and Borrower, the Escrow Agent shall release the Principal Amount to Borrower, and such release shall constitute the Funding Date and effectiveness of the Loan.

2.5	From the Funding Date until conversion or repayment, the Loan shall bear interest at a rate of six percent (6%) per annum, calculated on the basis of actual days elapsed and a 365-day year.

2.6	The Loan shall be guaranteed by Guarantor pursuant to Section 7 hereof.

2.7	The Loan shall be secured by a pledge of 100% of Guarantor’s shares in Borrower, which pledge shall be documented in a separate security and pledge agreement in form and substance reasonably satisfactory to Lender.

2.8	Use of Proceeds. Borrower shall use the proceeds of the Loan exclusively for:

(a)	The acquisition of the Target Assets listed in Annex A and Annex B;

(b)	Transaction costs and expenses related to such acquisitions; and

(c)	Working capital requirements directly related to the integration of the Target Assets.

3.	ESCROW ARRANGEMENTS

	3.1	Contemporaneously with the execution of this Agreement, the parties and Escrow Agent shall enter into a separate escrow agreement governing the terms and conditions of the escrow arrangement.

	3.2	The Escrow Agent shall release funds only upon:

(a)	Joint written instructions from both Lender and Borrower directing release to Borrower; or

(b)	Final court order directing release.

3.3	All escrow fees and expenses shall be borne equally by Lender and Borrower.

4.	CONDITIONS PRECEDENT TO CONVERSION

The Conversion of the Loan shall be subject to the satisfaction or waiver by Lender, in its sole discretion, of the following conditions precedent (the “Conditions Precedent”):

4.1	Lender shall have received a complete financial audit of Borrower conducted by an internationally recognized accounting firm acceptable to Lender, covering the two (2) most recent fiscal years and any interim period through a date not more than ninety (90) days prior to the anticipated Conversion Date.

4.2	Lender shall have received an independent business appraisal of Borrower prepared by a qualified business valuation firm acceptable to Lender, confirming a fair market value of Borrower of not less than USD $2,900,000.

4.3	Lender shall have completed, to its satisfaction, comprehensive legal due diligence on Borrower, including without limitation:

(a)	Corporate organization, good standing, capitalization structure, and corporate records;

(b)	Confirmation that Guarantor owns 100% of Borrower free and clear of all liens, encumbrances, and third-party rights;

(c)	Review of all material contracts, agreements, partnerships, and business relationships;

(d)	Inventory and verification of all intellectual property rights, including trademarks, copyrights, patents, trade secrets, and licenses;

(e)	Confirmation of compliance with all applicable laws, regulations, permits, and licenses;

(f)	Review of employment agreements, benefit plans, and labor compliance;

(g)	Investigation of any pending or threatened litigation, arbitration, or regulatory proceedings;

(h)	Review of financial statements, tax returns, and accounting records;

(i)	Assessment of any environmental liabilities or compliance issues;

(j)	Review of insurance coverage and claims history;

(k)	Corporate organization, capitalization, and good standing of all Subsidiaries;

(l)	Review of all Material Assets, including ownership verification, title documentation, and encumbrance searches;

(m)	Review of all existing and proposed inter-company agreements and relationships within the Target Group;

(n)	Verification of all intellectual property ownership and licenses held by Subsidiaries;

(o)	Review of all material contracts and agreements of each Subsidiary;

(p)	Confirmation of regulatory compliance of all Subsidiaries in their respective jurisdictions.

4.4	All necessary regulatory approvals, consents, notifications, and authorizations required for the acquisition of Borrower by Lender shall have been obtained, including but not limited to:

(a)	Any required filings or approvals under applicable merger control or antitrust laws;

(b)	Any required approvals from governmental authorities in Japan or the United States;

(c)	Any third-party consents required under Borrower’s material agreements.

4.5	Since the Effective Date, there shall have been no material adverse change in Borrower’s business, financial condition, results of operations, or prospects.

4.6	All representations and warranties of Borrower and Guarantor contained in this Agreement shall be true and correct in all material respects as of the Conversion Date.

4.7	All transaction documents contemplated by this Agreement shall have been executed and delivered, including:

(a)	Share transfer forms and instruments transferring 100% of Borrower from Guarantor to Lender;

(b)	Resignations of Borrower’s directors and officers;

(c)	Corporate resolutions of Guarantor and Borrower;

(d)	Legal opinions as reasonably required by Lender.

4.8	Lender shall have a period of twelve (12) months from the Funding Date to complete due diligence and satisfy or waive the Conditions Precedent, which period may be extended by mutual written agreement of the parties.

4.9	Lender shall have completed satisfactory due diligence on each Target Subsidiary to be acquired, including financial, legal, and operational review equivalent to the due diligence conducted on Borrower.

4.10	Within six (6) months of the Funding Date, Borrower shall have successfully completed the acquisition of at least 80% of the Target Assets by value as determined by Lender, with the remaining Target Assets acquired within twelve (12) months of the Funding Date.

4.11	Borrower shall have executed definitive purchase agreements for all Target Assets in form and substance satisfactory to Lender.

4.12	Lender shall have completed satisfactory due diligence on all Target Assets equivalent to the due diligence contemplated for Borrower and its existing subsidiaries.

5	CONVERSION PROVISIONS

5.1	Upon satisfaction or waiver of all Conditions Precedent, the Loan (including all accrued and unpaid interest) shall automatically convert into 100% ownership of Borrower by Lender.

5.2	Upon Conversion:

(a)	Guarantor shall transfer to Lender 100% of the issued and outstanding shares of Borrower, free and clear of all liens and encumbrances, which transfer shall include indirect ownership of all acquired Target Assets constituting the Banji Step Group following completion of acquisitions;

(b)	All of Guarantor’s rights and interests in Borrower shall vest in Lender;

(c)	The outstanding principal amount of the Loan and all accrued interest shall be deemed satisfied and discharged;

(d)	Guarantor shall provide all necessary corporate resolutions, share certificates, and other documentation to effect the transfer;

(e)	Lender shall be entitled to exercise all rights as the sole shareholder of Borrower;

(f)	Lender shall acquire, through its ownership of Borrower, all rights, title, and interests in the Subsidiaries and Material Assets set forth in Annex A and Annex B.

5.3	Guarantor shall execute and deliver to Lender all documents reasonably necessary to transfer 100% ownership of Borrower, including but not limited to share transfer forms, stock certificates, corporate resolutions, and instruments of transfer.

6	LOAN TERMS (IF NO CONVERSION)

6.1	If the Conditions Precedent are not satisfied or waived within the specified time period, the Loan shall remain outstanding and shall be repaid by Borrower as follows:

(a) Maturity: The entire outstanding principal balance and all accrued interest shall be due and payable on the Maturity Date.

(b) Prepayment: Borrower may prepay the Loan at any time without penalty upon thirty (30) days’ prior written notice to Lender.

6.2	The following shall constitute events of default under the Loan:

(a)	Borrower’s failure to pay any amount due hereunder within thirty (30) days after written notice of such failure;

(b)	Borrower’s or Guarantor’s material breach of any covenant, representation, or warranty contained herein, continuing for sixty (60) days after written notice;

(c)	Borrower’s or Guarantor’s insolvency, bankruptcy, or assignment for the benefit of creditors;

(d)	Any material adverse change in Borrower that impairs the value of Lender’s security interest;

(e)	Guarantor’s sale, transfer, or encumbrance of Borrower shares without Lender’s prior written consent;

(f)	Any material adverse change in any Target Asset or acquired Subsidiary that materially impairs the value of Borrower or the Target Assets;

(g)	Borrower’s failure to complete acquisition of at least 80% of Target Assets by value within six (6) months of the Funding Date;

(h)	Borrower’s material breach of any acquisition agreement for Target Assets;

(i)	Any Target Asset becoming unavailable for acquisition due to Borrower’s action or inaction.

6.3	Upon any event of default, Lender may:

(a)	Declare the entire outstanding balance immediately due and payable;

(b)	Exercise all rights and remedies available under the security and pledge agreement;

(c)	Foreclose on Borrower shares pledged by Guarantor;

(d)	Pursue any other remedies available at law or in equity.

7	GUARANTEE

7.1	Guarantor hereby unconditionally guarantees the full and prompt payment when due of all obligations of Borrower under this Agreement, including the principal amount of the Loan, all accrued interest, and any other amounts payable hereunder.

7.2	This guarantee is absolute and unconditional and shall remain in full force and effect until the earlier of (i) Conversion or (ii) payment in full of all obligations under the Loan.

7.3	Guarantor waives any right to require Lender to proceed against Borrower or any collateral before enforcing this guarantee.

8	REPRESENTATIONS AND WARRANTIES

8.1	Borrower represents and warrants to Lender that:

(a)	Borrower is a company duly organized, validly existing, and in good standing under Japanese law;

(b)	Borrower has full corporate power and authority to execute and perform this Agreement;

(c)	The execution and performance of this Agreement have been duly authorized by all necessary corporate action;

(d)	This Agreement constitutes a legal, valid, and binding obligation of Borrower;

(e)	Borrower is duly organized, validly existing, and in good standing under the laws of Japan;

(f)	The financial statements of Borrower previously delivered to Lender are true, complete, and accurate in all material respects and fairly present Borrower’s financial condition;

(g)	Since the date of Borrower’s most recent financial statements, there has been no material adverse change in Borrower’s business, financial condition, or prospects;

(h)	Borrower is in compliance with all applicable laws and regulations in all material respects;

(i)	There are no pending or threatened legal proceedings against Borrower;

(j)	Borrower has filed all required tax returns and paid all taxes due;

(k)	Borrower has identified the Target Assets set forth in Annex A and Annex B and has obtained preliminary agreements or letters of intent for their acquisition;

(l)	To Borrower’s knowledge, each Target Subsidiary is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction;

(m)	Borrower has conducted preliminary due diligence on the Target Assets and believes they can be acquired on commercially reasonable terms;

(n)	Borrower has sufficient corporate authority to complete the proposed acquisitions of the Target Assets;

(o)	Borrower commits to conduct all future transactions and arrangements with acquired Target Assets on arm’s length terms and ensure proper documentation;

(p)	Except as disclosed in Annex B, no Subsidiary has any material liabilities, obligations, or commitments that are not reflected in the financial statements provided to Lender;

(q)	Each Subsidiary owns or has valid licenses to use all intellectual property rights necessary for the conduct of its business, as set forth in Annex A;

(r)	Annex B contains a complete list of all material contracts and agreements of each Subsidiary, and no Subsidiary is in breach of any such material contract.

8.2	Guarantor represents and warrants to Lender that:

(a)	Guarantor has full legal capacity to execute and perform this Agreement;

(b)	The execution and performance of this Agreement have been duly authorized;

(c)	This Agreement constitutes a legal, valid, and binding obligation of Guarantor;

(d)	Guarantor is the sole legal and beneficial owner of 100% of the issued and outstanding shares of Borrower, free and clear of all liens, encumbrances, pledges, and third-party rights;

(e)	Guarantor has good and marketable title to such shares and the full right, power and authority to pledge such shares as security for the Loan.

8.3	Lender represents and warrants to Borrower and Guarantor that:

(a)	Lender is a corporation duly organized, validly existing, and in good standing under Delaware law;

(b)	Lender has full corporate power and authority to execute and perform this Agreement;

(c)	The execution and performance of this Agreement have been duly authorized by all necessary corporate action;

(d)	This Agreement constitutes a legal, valid, and binding obligation of Lender;

(e)	Lender has sufficient financial resources to fund the Loan as required hereunder.

9	COVENANTS

9.1	Until the earlier of Conversion or full repayment of the Loan, Borrower shall:

(a)	Maintain its existence in good standing under Japanese law;

(b)	Preserve and maintain its business and assets;

(c)	Comply with all applicable laws and regulations;

(d)	Maintain adequate insurance coverage;

(e)	Provide Lender with monthly financial reports;

(f)	Permit Lender reasonable access to its books, records, and management;

(g)	Notify Lender promptly of any material adverse developments;

(h)	Maintain each Subsidiary in good standing under the laws of its respective jurisdiction;

(i)	Preserve and maintain all acquired Target Assets and work toward formation of the consolidated Banji Step Group;

(j)	Ensure all Subsidiaries comply with applicable laws and maintain required permits and licenses;

(k)	Following completion of Target Asset acquisitions, provide Lender with consolidated financial reports for the Banji Step Group.

9.2	Until the earlier of Conversion or full repayment of the Loan, without Lender’s prior written consent, Borrower shall not:

(a)	Incur material indebtedness;

(b)	Make distributions or pay dividends;

(c)	Enter into material agreements outside the ordinary course of business;

(d)	Change its management or business plan;

(e)	Merge, consolidate, or dissolve;

(f)	Cause any Subsidiary to incur material indebtedness or provide guarantees;

(g)	Permit any Subsidiary to make distributions or pay dividends to Borrower;

(h)	Sell, transfer, lease, or dispose of any Material Assets outside the ordinary course of business;

(i)	Cause any change in the management or business operations of any Subsidiary;

(j)	Permit any Subsidiary to merge, consolidate, dissolve, or liquidate.

9.3	Until the earlier of Conversion or full repayment of the Loan, without Lender’s prior written consent, Guarantor shall not:

(a)	Sell, transfer, pledge, or encumber any Borrower shares;

(b)	Take any action that would impair Lender’s security interest in the pledged shares.

9.4	Until completion of all Target Asset acquisitions, Borrower shall:

(a)	Use commercially reasonable efforts to complete the acquisition of all Target Assets within the timeframes specified in Section 4;

(b)	Provide Lender with monthly progress reports on all pending Target Asset acquisitions;

(c)	Obtain Lender’s prior written consent before modifying any material terms of Target Asset acquisition agreements;

(d)	Notify Lender immediately of any material adverse developments affecting any Target Asset acquisition;

(e)	Maintain all necessary corporate approvals and financing for Target Asset acquisitions;

(f)	Not use Loan proceeds for any purpose other than as specified in Section 2.8.

10	INDEMNIFICATION

10.1	Borrower and Guarantor, jointly and severally, shall indemnify, defend, and hold harmless Lender from and against any losses, damages, liabilities, costs, and expenses arising from:

(a)	Any breach of Borrower’s or Guarantor’s representations, warranties, or covenants herein;

(b)	Any liabilities of Borrower not disclosed to Lender;

(c)	Any third-party claims against Borrower;

(d)	Any pre-Conversion obligations or liabilities of Borrower;

(e)	Any liabilities of the Subsidiaries not disclosed to Lender;

(f)	Any third-party claims against Borrower or any acquired Target Asset;

(g)	Any defects in title to or ownership of the Material Assets;

(h)	Any environmental liabilities related to the Material Assets.

(i)	Any failure to complete Target Asset acquisitions as contemplated herein;

(j)	Any material misrepresentation regarding the status or availability of Target Assets;

(k)	Any claims by third parties related to the Target Asset acquisitions;

10.2	The indemnification obligations shall survive Conversion or repayment of the Loan for a period of two (2) years.

11	MISCELLANEOUS

11.1	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

11.2	Jurisdiction. Any disputes arising hereunder shall be subject to the exclusive jurisdiction of the federal and state courts located in New York County, New York.

11.3	Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements.

11.4	Amendment. This Agreement may be amended only by written instrument signed by all parties.

11.5	Assignment. No party may assign this Agreement without the prior written consent of the other parties.

11.6	Severability. If any provision hereof is held invalid or unenforceable, the remainder shall continue in full force and effect.

11.7	Counterparts. This Agreement may be executed in counterparts, including by electronic signature.

11.8	Notices. All notices shall be in writing and delivered to the addresses set forth below:

If to Lender:

Crisp Momentum Inc.

250 Park Avenue, 7th Floor, New York, NY 10177

Email:

Attention:

If to Borrower:

Banji Step K.K.

Email:

Attention:

If to Guarantor:

Motoko Yorozu

Email:

If to Escrow Agent:

Balex AG

Gerbergasse 48, 4001 Basel Switzerland

Attention:

Email:

11.9	Expenses. Each party shall bear its own expenses, except that all escrow fees shall be shared equally between Lender and Borrower.

11.10	Confidentiality. Each party agrees to maintain the confidentiality of all non-public information received from the other parties in connection with this transaction.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CRISP MOMENTUM INC.

By:
Name:	Renger Van den Heuvel
Title:	Chief Executive Officer

BANJI STEP K.K.

By:
Name:	Motoko Yorozu
Title:	Chief Executive Officer

MOTOKO YOROZU